Exhibit 99.1

Contango Reports Second Quarter Earnings

    HOUSTON--(BUSINESS WIRE)--Feb. 13, 2004--Contango Oil & Gas Company (AMEX:MCF) reported net income attributable to common stock for the three months ended December 31, 2003 of $4.1 million, or $0.44 per basic share and $0.33 per diluted share, compared to a net loss attributable to common stock for the three months ended December 31, 2002 of $4.4 million, or $0.49 per basic and diluted share. Natural gas and oil sales for the three months ended December 31, 2003 were $6.0 million. Natural gas and oil sales for the three months ended December 31, 2002 were $7.7 million. EBITDAX was $10.4 million for the three months ended December 31, 2003, up from EBITDAX for the three months ended December 31, 2002 of $5.2 million.
    Net income attributable to common stock for the six months ended December 31, 2003 was $7.0 million, or $0.75 per basic share and $0.58 per diluted share, compared to a net loss attributable to common stock for the six months ended December 31, 2002 of $4.2 million, or $0.47 per basic and diluted share. Natural gas and oil sales for the six months ended December 31, 2003 were $14.2 million. Natural gas and oil sales for the six months ended December 31, 2002 were $14.7 million. EBITDAX was $18.4 million for the six months ended December 31, 2003, up from EBITDAX for the six months ended December 31, 2002 of $10.8 million.
    Contango also announced that the borrowing base on its existing secured revolving line of credit with Guaranty Bank, FSB has been increased from $19.0 million to $25.0 million effective February 1, 2004. The Company currently has no borrowings under its bank line of credit.
    Kenneth R. Peak, Contango's chairman and chief executive officer, said, "We had a strong six months, with $7.0 million of net income and $18.4 million in EBITDAX. Since June 30, 2003, we have reduced our debt from $22.35 million to no debt outstanding today and currently have $25.0 million of available bank loan capacity. Our current production rate is approximately 15,000 MMBtue per day, and at anticipated production levels and current commodity prices, we expect to have EBITDAX of approximately $1.5 to $2.0 million per month through June 2004. We have five separate onshore exploration prospects in various stages, expect to be carried in three to six offshore exploration projects in calendar year 2004 and our Freeport LNG project continues to move forward. We also are pursuing our first international exploration prospect venture in the Aquitaine Basin in France. We would expect this well to spud sometime this summer."
    Contango is a Houston-based, independent natural gas and oil company. The Company explores, develops, produces and acquires natural gas and oil properties primarily onshore in the Gulf Coast and offshore in the Gulf of Mexico. Contango also owns a 10% partnership interest in a proposed LNG terminal in Freeport, Texas. Additional information can be found on our Web page at www.mcfx.biz.
    This press release contains forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially from Contango's expectations. The statements reflect Contango's current views with respect to future events that involve risks and uncertainties, including those related to successful negotiations with other parties, oil and gas exploration risks, price volatility, production levels, closing of transactions, capital availability, operational and other risks, uncertainties and factors described from time to time in Contango's publicly available reports filed with the Securities and Exchange Commission.



              CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)

                       Three Months Ended         Six Months Ended
                          December 31,              December 31,
                    ------------------------ -------------------------
                       2003         2002         2003         2002
                    ----------- ------------ ------------ ------------
REVENUES:
 Natural gas and
  oil sales         $5,980,308   $7,714,265  $14,232,812  $14,731,758
 Gain (loss) from
  hedging activities   (24,071)    (192,970)      58,171     (186,326)
                    ----------- ------------ ------------ ------------
   Total revenues    5,956,237    7,521,295   14,290,983   14,545,432
                    ----------- ------------ ------------ ------------

EXPENSES:
 Operating expenses    916,685    1,671,028    2,568,914    2,730,799
 Exploration
  expenses           2,131,885    9,368,212    3,487,998   11,908,144
 Depreciation,
  depletion and
  amortization       1,618,899    2,187,751    3,412,735    4,576,510
 Impairment of
  natural gas and
  oil properties        42,995            -       42,995            -
 General and
  administrative
  expenses             768,473      659,751    1,145,580    1,073,093
                    ----------- ------------ ------------ ------------
   Total expenses    5,478,937   13,886,742   10,658,222   20,288,546
                    ----------- ------------ ------------ ------------

INCOME (LOSS) FROM
 OPERATIONS            477,300   (6,365,447)   3,632,761   (5,743,114)

Interest expense      (115,235)    (169,583)    (279,645)    (353,903)
Interest income          5,250        9,903       19,666       21,165
Gain on sale of
 marketable
 securities             65,023            -      710,322            -
Gain on sale of
 assets and other    6,061,805            -    7,116,410       36,150
                    ----------- ------------ ------------ ------------
INCOME (LOSS)
 BEFORE INCOME
 TAXES               6,494,143   (6,525,127)  11,199,514   (6,039,702)

(Provision) benefit
 for income taxes   (2,205,734)   2,230,807   (3,852,614)   2,112,250
                    ----------- ------------ ------------ ------------

NET INCOME (LOSS)    4,288,409   (4,294,320)   7,346,900   (3,927,452)
Preferred stock
 dividends             176,667      150,000      326,667      300,000
                    ----------- ------------ ------------ ------------

NET INCOME (LOSS)
 ATTRIBUTABLE
 TO COMMON STOCK    $4,111,742  $(4,444,320)  $7,020,233  $(4,227,452)
                    =========== ============ ============ ============

NET INCOME (LOSS)
 PER SHARE:
 Basic                   $0.44       $(0.49)       $0.75       $(0.47)
                    =========== ============ ============ ============
 Diluted                 $0.33       $(0.49)       $0.58       $(0.47)
                    =========== ============ ============ ============

WEIGHTED AVERAGE
 COMMON SHARES
 OUTSTANDING:
 Basic               9,366,423    9,043,282    9,332,547    9,043,282
                    =========== ============ ============ ============
 Diluted            12,936,563    9,043,282   12,641,092    9,043,282
                    =========== ============ ============ ============


              CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
       PRODUCTION, PRICES, OPERATING EXPENSES, EBITDAX AND OTHER

                       Three Months Ended         Six Months Ended
                          December 31,              December 31,
                    ------------------------ -------------------------
                        2003        2002         2003         2002
                    ------------ ----------- ------------ ------------
Production:
 Natural gas
  (thousand cubic
  feet)               1,045,505   1,606,846    2,408,357    3,319,914
 Oil and condensate
  (barrel)               22,160      38,398       57,766       76,645
   Total (thousand
    cubic feet
    equivalent)       1,178,465   1,837,234    2,754,953    3,779,784

 Natural gas
  (thousand cubic
  feet per day)          11,364      17,466       13,089       18,043
 Oil and condensate
  (barrels per day)         241         417          314          417
   Total (thousand
    cubic feet
    equivalent per
    day)                 12,810      19,968       14,973       20,545

Average sales
 price:
 Natural gas (per
  thousand cubic
  feet)                   $5.08       $4.21        $5.20        $3.84
 Oil and condensate
  (per barrel)           $30.10      $24.63       $29.57       $25.85
   Total (per thousand
    cubic feet
    equivalent)           $5.07       $4.20        $5.17        $3.90

Selected data per Mcfe:
 Production and
  severance taxes         $0.22       $0.31        $0.31        $0.27
 Lease operating
  expenses                $0.56       $0.60        $0.63        $0.45
 General and
  administrative
  expenses                $0.65       $0.36        $0.42        $0.28
 Depreciation,
  depletion and
  amortization of
  natural gas and oil
  properties              $1.35       $1.17        $1.22        $1.19

EBITDAX (1)         $10,397,907  $5,190,516  $18,403,221  $10,777,690


(1) EBITDAX represents earnings before interest, income taxes, depreciation, depletion and amortization, impairment expenses, exploration expenses, including gain (loss) from hedging activities and sale of assets. We have reported EBITDAX because we believe EBITDAX is a measure commonly reported and widely used by investors as an indicator of a company's operating performance and ability to incur and service debt. We believe EBITDAX assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion and amortization, impairment of natural gas and oil properties and exploration expenses, which can vary significantly depending upon accounting methods. EBITDAX is not a calculation based on U.S. generally accepted accounting principles and should not be considered an alternative to net income (loss) in measuring our performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash, which are disclosed in our statements of cash flows. Investors should carefully consider the specific items included in our computation of EBITDAX. While we have disclosed our EBITDAX to permit a more complete comparative analysis of our operating performance and debt servicing ability relative to other companies, investors should be cautioned that EBITDAX as reported by us may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management's discretionary use, due to requirements to conserve funds for capital expenditures, debt service, preferred stock dividends and other commitments.

    A reconciliation of EBITDAX to income (loss) from operations for the periods indicated is presented below.

                       Three Months Ended         Six Months Ended
                          December 31,              December 31,
                   ------------------------- -------------------------
                       2003         2002         2003         2002
                   ------------ ------------ ------------ ------------
 Income (loss) from
  operations          $477,300  $(6,365,447)  $3,632,761  $(5,743,114)
 Exploration
  expenses           2,131,885    9,368,212    3,487,998   11,908,144
 Depreciation,
  depletion and
  amortization       1,618,899    2,187,751    3,412,735    4,576,510
 Impairment of
  natural gas and
  oil properties        42,995            -       42,995            -
 Gain on sale of
  marketable
  securities            65,023            -      710,322            -
 Gain on sale of
  assets and other   6,061,805            -    7,116,410       36,150
                   ------------ ------------ ------------ ------------
  EBITDAX          $10,397,907   $5,190,516  $18,403,221  $10,777,690
                   ============ ============ ============ ============

    CONTACT: Contango Oil & Gas Company, Houston
             Kenneth R. Peak, 713-960-1901
             www.mcfx.biz